                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2022 Results

•Third Quarter Diluted Earnings Per Share were $1.74 in 2022 vs. $1.65 in 2021
•Guidance Range for 2022 Narrowed to $4.00 to $4.15 per Diluted Share from $3.95 to $4.15

ST. LOUIS (Nov. 3, 2022) — Ameren Corporation (NYSE: AEE) today announced third quarter 2022 net income attributable to common shareholders of $452 million, or $1.74 per diluted share, compared to third quarter 2021 net income attributable to common shareholders of $425 million, or $1.65 per diluted share.
Third quarter 2022 results reflected earnings on increased infrastructure investments made across all business segments driven by strong execution of the company's strategy. Year-over-year quarterly earnings comparisons were positively impacted by new Ameren Missouri electric service rates effective Feb. 28, 2022. They were also favorably impacted by a higher allowed return on equity at Ameren Illinois Electric Distribution due to a higher projected average annual 30-year U.S. Treasury bond yield in 2022. These favorable factors were partially offset by increased interest expense, primarily due to increased long-term debt outstanding at Ameren Missouri and Ameren Parent, as well as a higher effective tax rate at Ameren Parent, primarily driven by company-owned life insurance (COLI) investment performance in 2022.
“Execution on all elements of our strategy, including significant investments in infrastructure in each of our business segments, continues to drive value for our customers," said Martin J. Lyons, Jr., president and chief executive officer of Ameren Corporation. "Due to strong execution of our strategy, we are narrowing our 2022 earnings per share guidance range to $4.00 to $4.15."

Ameren recorded net income attributable to common shareholders for the nine months ended September 30, 2022, of $911 million, or $3.51 per diluted share, compared to net income attributable to common shareholders for the nine months ended September 30, 2021, of $865 million, or $3.36 per diluted share.
The increase in year-over-year nine month earnings reflected increased infrastructure investments made across all business segments driven by strong execution of the company's strategy. Results improved at Ameren Missouri due to new electric service rates effective Feb. 28, 2022, and higher weather-driven electric retail sales. Earnings also benefited from a higher allowed return on equity at Ameren Illinois Electric Distribution due to a higher projected average annual 30-year U.S. Treasury bond yield in 2022. Ameren Illinois Natural Gas earnings increased due to higher delivery service rates effective in late January 2021. Earnings at Ameren Transmission were also positively impacted by the absence of the March 2021 FERC order addressing the historical recovery of materials and supplies inventories. These positive factors were partially offset by higher operations and maintenance expenses at Ameren Missouri and Ameren Illinois Natural Gas driven, in part, by unfavorable market returns in 2022 on COLI investments compared to favorable market returns in the year-ago period, in addition to an increase in energy center-related costs and the absence in 2022 of a deferral of incurred COVID-19 costs to a regulatory asset at Ameren Missouri. Finally, the earnings comparison also reflected a higher effective tax rate at Ameren Parent, primarily driven by COLI investment performance, as well as increased interest expense, primarily due to increased long-term debt outstanding at Ameren Missouri and Ameren Parent.
Earnings Guidance
Today, Ameren narrowed its 2022 earnings guidance range to $4.00 to $4.15 per diluted share compared to the prior range of $3.95 to $4.15 per diluted share. Earnings guidance for 2022 assumes normal temperatures for the last three months of the year and is subject to the effects of, among other things: the impact of COVID-19; 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri third quarter 2022 earnings were $397 million, compared to third quarter 2021 earnings of $375 million. The year-over-year improvement reflected new electric service rates effective Feb. 28, 2022 and higher electric retail sales. These factors were partially offset by an increase in operations and maintenance expenses driven, in part, by unfavorable market returns on COLI investments in 2022, as well as increased interest expense, primarily due to increased long-term debt outstanding.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution third quarter 2022 earnings were $51 million, compared to third quarter 2021 earnings of $36 million. The year-over-year improvement reflected earnings on increased infrastructure investments and a higher allowed return on equity based on a higher projected average annual 30-year U.S. Treasury bond yield in 2022.
Ameren Transmission Segment Results
Ameren Transmission third quarter 2022 earnings were $78 million, compared to third quarter 2021 earnings of $73 million. The year-over-year improvement reflected earnings on increased infrastructure investments.

Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas third quarter 2022 earnings reflected a loss of $4 million, compared to a third quarter 2021 loss of $8 million. The year-over-year improvement reflected earnings on increased infrastructure investments.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the third quarter of 2022 reflected a loss of $70 million, compared to a third quarter 2021 loss of $51 million. The year-over-year comparison reflected a higher effective tax rate, primarily driven by COLI investment performance, as well as increased interest expense, primarily due to increased long-term debt outstanding.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Nov. 4, to discuss 2022 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Ameren Corporation Q3 2022 Earnings," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2021, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from the impact of a final ruling to be issued by the United States Court for the Eastern District of Missouri regarding its September 2019 remedy order for the Rush Island Energy Center, the Missouri Public Service Commission (MoPSC) staff review of the planned Rush Island Energy Center retirement, Ameren Missouri's electric service regulatory rate review filed in August 2022 with the MoPSC, the August 2022 United States Court of Appeals for the District of Columbia Circuit ruling that vacated FERC's Midcontinent Independent System Operator (MISO) ROE-determining orders and remanded the proceedings to the FERC, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and ATXI challenging the FERC’s rehearing denials in the transmission formula rate revision cases, Ameren Illinois' electric distribution service rate reconciliation request filed with the Illinois Commerce Commission (ICC) in April 2022, and Ameren Illinois' annual electric energy-efficiency formula rate update filed with the ICC in June 2022;
•the length and severity of the COVID-19 pandemic, and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to changes in customer demand resulting in changes to sales volumes; customers’ payment for our services; the health, welfare, and availability of our workforce and contractors; supplier disruptions; delays in the completion of construction projects, which could impact our expected capital expenditures and rate base growth; changes in how we operate our business; and our ability to access the capital markets on reasonable terms and when needed;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its electric distribution service under the Illinois Energy Infrastructure Modernization Act (IEIMA), which will establish and allow for a reconciliation of electric distribution service rates through 2023, its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect and duration of Ameren Illinois’ election to either utilize traditional regulatory rate reviews or multi-year rate plans for electric distribution service ratemaking effective for rates beginning in 2024;
•the effect on Ameren Missouri of any customer rate caps or limitations to increases to the electric service revenue requirement pursuant to Ameren Missouri’s election to use the PISA;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws, or rates, including as a result of the IRA as well as additional regulations, interpretations, amendments, or technical corrections to or in connection with the Inflation Reduction Act (IRA), and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of our services for our customers;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and purchased power, including capacity, zero emission credits, renewable energy credits, emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of such assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•business, economic, and capital market conditions, including the impact of such conditions on interest rates, inflation, and investments;
•disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;
•the actions of credit rating agencies and the effects of such actions;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review and carbon dioxide, other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired combined cycle energy centers, retire energy centers, and implement new or existing customer energy efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, related return, and, in the case of customer energy efficiency programs, any lost margins in a timely manner, which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources;
•Ameren Missouri's ability to use or transfer federal production and investment tax credits related to renewable energy projects; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of constructive federal and state energy and economic policies with respect to those technologies;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•the impacts of the Russian invasion of Ukraine, related sanctions imposed by the U.S. and other governments, and any broadening of the conflict, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, and other impacts on business, economic, and geopolitical conditions, including inflation; and
•acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenues:
Electric	$2,140	$1,668	$4,971	$4,108
Natural gas	166	143	940	741
Total operating revenues	2,306	1,811	5,911	4,849
Operating Expenses:
Fuel	117	184	376	422
Purchased power	563	159	1,058	479
Natural gas purchased for resale	58	45	431	275
Other operations and maintenance	475	457	1,427	1,289
Depreciation and amortization	350	290	965	856
Taxes other than income taxes	144	142	415	392
Total operating expenses	1,707	1,277	4,672	3,713
Operating Income	599	534	1,239	1,136
Other Income, Net	58	56	180	151
Interest Charges	126	94	356	290
Income Before Income Taxes	531	496	1,063	997
Income Taxes	78	70	148	128
Net Income	453	426	915	869
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$452	$425	$911	$865

Earnings per Common Share – Basic	$1.75	$1.66	$3.53	$3.38

Earnings per Common Share – Diluted	$1.74	$1.65	$3.51	$3.36

Weighted-average Common Shares Outstanding – Basic	258.4	257.3	258.2	255.9
Weighted-average Common Shares Outstanding – Diluted	259.5	258.6	259.3	257.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$7	$8
Accounts receivable - trade (less allowance for doubtful accounts)	665	434
Unbilled revenue	366	301
Miscellaneous accounts receivable	62	85
Inventories	695	592
Current regulatory assets	346	319
Current collateral assets	145	66
Other current assets	232	163
Total current assets	2,518	1,968
Property, Plant, and Equipment, Net	30,608	29,261
Investments and Other Assets:
Nuclear decommissioning trust fund	910	1,159
Goodwill	411	411
Regulatory assets	1,405	1,289
Pension and other postretirement benefits	813	756
Other assets	992	891
Total investments and other assets	4,531	4,506
TOTAL ASSETS	$37,657	$35,735
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$155	$505
Short-term debt	1,221	545
Accounts and wages payable	820	1,095
Taxes accrued	216	74
Current regulatory liabilities	179	113
Other current liabilities	584	494
Total current liabilities	3,175	2,826
Long-term Debt, Net	13,577	12,562
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,785	3,499
Regulatory liabilities	5,658	5,848
Asset retirement obligations	771	757
Other deferred credits and liabilities	361	414
Total deferred credits and other liabilities	10,575	10,518
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,548	6,502
Retained earnings	3,636	3,182
Accumulated other comprehensive income	14	13
Total shareholders’ equity	10,201	9,700
Noncontrolling Interests	129	129
Total equity	10,330	9,829
TOTAL LIABILITIES AND EQUITY	$37,657	$35,735

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2022	2021
Cash Flows From Operating Activities:
Net income	$915	$869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,016	903
Amortization of nuclear fuel	46	37
Amortization of debt issuance costs and premium/discounts	17	17
Deferred income taxes and investment tax credits, net	137	139
Allowance for equity funds used during construction	(31)	(30)
Stock-based compensation costs	18	17
Other	63	11
Changes in assets and liabilities	(582)	(771)
Net cash provided by operating activities	1,599	1,192
Cash Flows From Investing Activities:
Capital expenditures	(2,437)	(2,613)
Nuclear fuel expenditures	(22)	(19)
Purchases of securities – nuclear decommissioning trust fund	(176)	(411)
Sales and maturities of securities – nuclear decommissioning trust fund	163	404
Other	14	(7)
Net cash used in investing activities	(2,458)	(2,646)
Cash Flows From Financing Activities:
Dividends on common stock	(457)	(423)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	675	63
Maturities of long-term debt	(450)	—
Issuances of long-term debt	1,118	1,423
Issuances of common stock	29	297
Redemptions of Ameren Illinois preferred stock	—	(13)
Employee payroll taxes related to stock-based compensation	(16)	(17)
Debt issuance costs	(11)	(15)
Other	—	(13)
Net cash provided by financing activities	884	1,298
Net change in cash, cash equivalents, and restricted cash	25	(156)
Cash, cash equivalents, and restricted cash at beginning of year	155	301
Cash, cash equivalents, and restricted cash at end of period	$180	$145

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,780	3,803	10,688	10,484
Commercial	3,803	3,819	10,551	10,413
Industrial	1,085	1,121	3,096	3,139
Street lighting and public authority	17	18	54	58
Ameren Missouri retail load subtotal	8,685	8,761	24,389	24,094
Off-system	1,531	2,109	6,100	4,512
Ameren Missouri total	10,216	10,870	30,489	28,606
Ameren Illinois Electric Distribution
Residential	3,270	3,442	9,098	9,052
Commercial	3,273	3,327	8,979	8,931
Industrial	2,888	2,849	8,311	8,256
Street lighting and public authority	101	106	314	327
Ameren Illinois Electric Distribution total	9,532	9,724	26,702	26,566
Eliminate affiliate sales	(46)	(120)	(140)	(264)
Ameren Total	19,702	20,474	57,051	54,908
Electric Revenues (in millions):
Ameren Missouri
Residential	$564	$537	$1,267	$1,177
Commercial	430	412	968	899
Industrial	99	98	229	221
Other, including street lighting and public authority	22	6	101	129
Ameren Missouri retail load subtotal	$1,115	$1,053	$2,565	$2,426
Off-system	223	60	401	117
Ameren Missouri total	$1,338	$1,113	$2,966	$2,543
Ameren Illinois Electric Distribution
Residential	$407	$258	$954	$705
Commercial	233	143	571	402
Industrial	47	26	145	94
Other, including street lighting and public authority	(15)	1	(29)	26
Ameren Illinois Electric Distribution total	$672	$428	$1,641	$1,227
Ameren Transmission
Ameren Illinois Transmission(a)	$117	$108	$320	$277
ATXI	53	52	146	149
Eliminate affiliate revenues	(1)	—	(1)	—
Ameren Transmission total	$169	$160	$465	$426
Other and intersegment eliminations(a)	(39)	(33)	(101)	(88)
Ameren Total	$2,140	$1,668	$4,971	$4,108
(a)Includes $31 million, $18 million, $75 million, and $49 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Gas Sales - dekatherms (in millions):
Ameren Missouri	2	2	15	15
Ameren Illinois Natural Gas	27	27	129	126
Ameren Total	29	29	144	141
Gas Revenues (in millions):
Ameren Missouri	$21	$16	$130	$99
Ameren Illinois Natural Gas	146	127	811	642
Eliminate affiliate revenues	(1)	—	(1)	—
Ameren Total	$166	$143	$940	$741
		September 30,		December 31,
		2022		2021
Common Stock:
Shares outstanding (in millions)		258.5		257.7
Book value per share		$39.46		$37.64